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                                                                    Exhibit 23.7



                          CONSENT OF DIRECTOR NOMINEE



     The undersigned hereby consents to be named in the Registration Statement on Form S-1, as amended from time to time, for Inrange Technologies Corporation, a Delaware corporation, as a director to be appointed upon consummation of the initial public offering of Class B common stock by Inrange Technologies Corporation.




Dated:  August 24, 2000


                                             /s/ David B. Wright
                                             ---------------------
                                             David B. Wright